Exhibit 99.3

William R. Floyd
Chairman and Chief Executive Officer
Beverly Enterprises, Inc.
Remarks at Lehman Brothers Healthcare Conference
Miami Beach - March 4, 2004

                              Beverly Enterprises
                                Investor Update

-- I'm going to cover just a few fourth-quarter operating and financial highlights from our earnings release earlier this week. I intend to spend most of my time discussing the strengths of our nursing facility and service businesses - and the success we've had containing patient care liability costs. I'll close with our expectations for 2004.

                           Fourth Quarter Highlights
                           -------------------------

                    --   38 cents total EPS

                         --   11 cents continuing operations

                         --   27 cents discontinued operations

                    --   SNF pre-tax +6.6%, revenues +4.3%

                         --   88.4% occupancy

                         --   Medicare mix +50 BP

-- 2003 was an important transition year for Beverly, and we closed a strong year with another strong quarter. Earnings per share from continuing operations totaled 11 cents.

-- Discontinued operations added another 27 cents a share for the quarter - primarily from gains on sales for the nursing facilities we divested during that period, netted against their operating losses.

-- I should point out that the business base that generated the 11cents EPS from continuing operations was smaller than the business base that comprised continuing operations for the third quarter.

-- We sold 37 facilities during the fourth quarter. Their results - plus gains on the sales - were shown as part of discontinued operations for the fourth quarter and the full year.

-- The EPS projected by the Street for the fourth quarter averaged 10 cents - and it also was predicated on the larger business base we had in the third quarter.

--   Our Skilled Nursing Facilities achieved higher revenues and pre-tax income
     - and occupancy for continuing operations averaged 88.4 percent for the quarter - the highest level for any quarter in at least five years. Our Medicare mix rose 50 basis points - and we now have achieved year-over-year increases in Medicare patient mix for 16 consecutive quarters.

                             Highlights - continued
                             ----------------------

                    --   AEGIS pre-tax, margins up

                    -- Hospice revenues, pre-tax up by double digits -- margin +250 BP

                    --   Cash up $90 million to $259 million

-- Our service businesses also demonstrated strong profit growth during the quarter. AEGIS Therapies recorded higher pre-tax income and increased margins, despite a $2 million reduction in revenues caused by the temporary imposition of Part B therapy caps.

-- Our Hospice operations enjoyed double-digit revenue and profit gains, and their margin increased by more than 250 basis points.

-- We also continued to strengthen our balance sheet - and cash increased by $90 million to nearly $259 million at year-end. That's more than double our cash balance at the end of 2002.

-- These operating and financial gains provide a solid foundation for significant improvements in 2004 - based primarily on the earnings power and growth prospects of our skilled nursing and service businesses.


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

                        Strengthening the SNF Portfolio
                        -------------------------------

                    -- Divested 59 facilities during 2003 to reduce projected patient care liability costs

                    --   Divested 13 for strategic/market concentration reasons

                    --   Divested 16 chronic under-performers

                    --   Improved challenged SNFs

-- Within our Skilled Nursing Facility operations, one of our fundamental growth strategies is to strengthen and streamline our portfolio. We took several key actions last year that significantly improved this business base.

-- We divested or closed 59 facilities as part of our commitment to cut projected patient care liability costs in half. I'll talk more about that program in a few minutes.

-- We divested another 13 facilities last year because they were not in markets where we want to concentrate operations from a strategic standpoint. And we sold or closed 16 others because local market, labor or economic issues adversely affected their performance and prospects.

-- In addition to those 88 facilities that we divested or closed, we also identified another 41 that were under-performers - but ones we believed we could fix - and we did. Between 2002 and 2003, we saw a $8.5 million increase in revenues and a significant improvement in EBITDA from these same facilities.

--   We expect to divest or close another 40 to 50 nursing facilities this year
     - as we complete our divestiture program and further strengthen our nursing facility portfolio.

                            Year-end 2004 Portfolio
                            -----------------------

                    --   325 - 335 SNFs

                    --   15 - 20 ALFs

                    --   Improved portfolio

                         --   generates consistent cash flow

                         --   provides eldercare expertise

                         -- facilitates investment in higher-margin service businesses



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

-- At the end of this year, we expect to have 325 to 335 skilled nursing facilities and 15 to 20 assisted living centers. Key financial and operating metrics should improve significantly - in 2004 and beyond.

-- Under these circumstances, nursing facilities are a very good business. They generate consistent cash flow. And, just as important, they provide the credibility and expertise in eldercare that enables us to invest some of that cash flow to grow our service businesses - where margins are more attractive.

                              Growth Vehicle:
                              Improved SNF Metrics
                              --------------------

                    --   Higher Medicare mix, longer length of stay

                    --   Alzheimer care units raise occupancy levels, margins

                         --   95 units currently, adding 30 in 2004

-- Of course, we're doing a lot more with our nursing facilities than strengthening the portfolio. We're also improving and expanding the services we offer in local markets to generate higher revenues per facility.

-- I've already talked about the consistent growth in our Medicare mix. We also expect to generate profitable growth by expanding the very successful program we've developed to care for the specialized needs of patients suffering from Alzheimer's disease.

-- We now have 95 of these programs - including five that provide more clinically intense care for patients who are suffering from the advanced stages of this disease.

-- The Alzheimer's units generate increased revenues for the host facility in two ways. First, private insurance and managed-care companies usually pay a modest premium for Alzheimer's care - typically $4 to $5 per day. A few states also provide increased Medicaid per diems.

-- The more important revenue and EBITDA contributions, however, come from occupancy gains at the host facility. Last year, for example, occupancy within our mature Alzheimer's units averaged more than 150 basis points higher than the host facility.

-- We plan to open 30 more Alzheimer's programs this year, including 20 advanced-care units.


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

                         "Resident-Centered Eldercare"
                         -----------------------------

                    --   Social model addresses resident's plus family's needs

                    --   Increased "customer focus"

                    --   Piloted 6 sites -- expand to 21 in 2004

                    -- Generates higher patient/family satisfaction, increased staff retention

                         Business premise: Create differentiation in commodity category

-- We have another new "product" that we believe will generate profitable growth. It's called "Resident-Centered Eldercare" - and we believe it can differentiate Beverly's skilled nursing facilities in what today is essentially a commodity category.

-- The goal of resident-centered eldercare is to create a much higher level of "customer focus" - while continuing to deliver high quality care from a clinical perspective.

-- We successfully piloted this very promising new program in six facilities last year, and 15 additional sites are planned in 2004. Our initial experience demonstrates a high level of satisfaction among residents, their families and our own caregivers. This improves associate retention, which has a favorable impact on quality of care and on recruiting and training costs.

-- We also believe there are opportunities to generate profitable growth through increased capital investments. In past years, for example, we haven't been able to devote as much CAPEX as we'd like to renovating our facilities.

-- This year's overall CAPEX budget, however, grows to $80 million from $44 million in 2003 - and there will be fewer facilities accessing a much larger renovation budget.

-- The business premise behind all these new products, pilot programs and increased CAPEX is that - as we drive growth in a smaller but stronger nursing facility portfolio - every one of our remaining facilities should have a distinct competitive advantage within its local market. As I said, up to now, skilled nursing has fundamentally been a commodity business. We believe we can change that.

                        Growth Vehicle: AEGIS Therapies
                        --------------------------------

                    -- Offers cost-effective rehab services to 510 third-party SNFs

                         --   $100 million revenue run-rate

                    --   3rd-party revenues +46% in 2003

                    --   "Value-added" competitive advantages

                    --   Only organic growth to-date



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

-- We also believe there is significant growth potential in our services businesses - which today are primarily AEGIS Therapies and our Hospice operations.

-- Three years ago, we began to offer our physical, speech and occupational therapy services to other providers - through AEGIS. Today, AEGIS serves 510 third-party clients - which currently generate an annualized revenue run-rate of over $100 million. That's in addition to the $153 million in revenues from Beverly sites.

-- Last year, revenues from non-Beverly clients rose 46 percent - and margins remained very attractive.

-- A key reason for this is that AEGIS can create added value for its customers - and it doesn't have to compete on the basis of price alone. AEGIS can demonstrate the cost-effectiveness of its various therapy regimens. And it has the expertise to help providers with billing and documentation issues.

-- The growth we've achieved in AEGIS has all been internally generated - no acquisitions. We now have the strong business base, and experienced leadership team, as well as the financial strength and flexibility to pursue carefully selected acquisitions.

                            Growth Vehicle: Hospice
                            ------------------------

                    --   $45 million revenue run-rate

                    --   Revenue +25%, pre-tax income +50%

                    --   Highly fragmented industry

                    --   ADC increasing to 1,000

-- Hospice is another success story - and another very attractive opportunity for profitable growth. We've built this business to the point where its annualized revenue run-rate at the end of 2003 was $45 million. Hospice revenues last year grew by 25 percent compared to 2002 - and pre-tax income increased more than 50 percent. Margins are significantly above the level of our Skilled Nursing Facilities.

-- Our Hospice average daily census is approaching 1,000 patients. During 2002, we averaged 760.

-- We already have three new Hospice locations in start-up mode this year - and we plan to add eight more by the end of 2004. Each new location requires a P&L investment of $175,000 to $200,000. Even without this expanded capacity, however, we anticipate revenue growth from our mature locations of about 25 percent over 2003 levels.


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

-- We believe there is still significant organic growth potential beyond these markets - especially since less than 25 percent of our Hospice patients come from our own nursing facilities. But, this is another area where we're on the alert for acquisition opportunities.

-- In terms of Hospice and AEGIS, I think our single biggest challenge is to accelerate the growth of these service businesses. We need to grow these service businesses to the point where they have a significant impact on our bottom line.

-- And I'm convinced we can do that - by applying the experience we've gained in nursing facilities - to businesses that have lower capital investment requirements and higher margins. At the same time, I'm convinced we also can drive profitable growth in our core skilled nursing facilities, as well.

                            Containing Patient Care
                            Liability Costs
                            -----------------------

                    -- Divestiture strategy objective: Reduce projected costs by 50%

                    --   88 facilities divested/closed in 2003

                         --   20% of planned SNF revenues

                         --   $13 million EBITDA

                         --   $36 million of projected liability costs

                    --   $200 million in disposition proceeds

                         --   Gains on sales total $67 million

-- A critical factor in the profitable growth of our nursing facility business is our ability to contain rapidly rising patient care liability costs - which is a major problem throughout our industry. The centerpiece of this effort for us is our divestiture strategy.

-- In late 2002 we committed to reducing projected patient care liability costs by 50 percent over a two-year period - by divesting or closing a significant number of facilities - those that accounted for a disproportionately high share of projected liability costs. At that point, we were projecting costs of $100 million for 2003 and $128 million for 2004
     - before we began the divestiture program.

-- During 2003, as I mentioned, we divested or closed a total of 88 facilities. They collectively accounted for about 20 percent of planned revenues for Skilled Nursing in 2003. And, if they had remained in our portfolio for the entire year, they also would have contributed more than $13 million in EBITDA.

-- In terms of patient care liability costs, however, they accounted for about $36 million of the $100 million cost originally projected for full-year 2003. Now, these facilities obviously did not all go away on January 1 of 2003. In fact, most of the divestitures occurred in the second half - so the actual reduction in projected claims cost for 2003 was $10 million from the original $100 million estimate.


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

                               2004 Divestitures
                               -----------------

               --   40 to 50 more facilities

                    --   10% of planned SNF revenue

                    --   $4 million EBITDA

          -- 2004 projected patient care liability costs without divestiture strategy: $128 million

          -- 2004 projected costs with divestiture strategy: $60 million (pro forma -- assume all divested 1/1/04)

-- We'll substantially complete our divestiture program this year - by eliminating another 40 to 50 nursing facilities. These probable divestitures represent 10 percent of the revenues and about $4 million of EBITDA planned for Skilled Nursing for 2004.

-- Our portfolio at year-end 2004 is expected to contain 325 to 335 skilled nursing facilities and 15 to 20 assisted living centers.

-- In addition to strengthening our nursing home portfolio and reducing projected liability costs, the 2003 divestitures also generated net proceeds of about $200 million, and gains on sales of about $67 million. These gains are reflected in the results for Discontinued Operations.

-- We primarily used these proceeds to significantly increase our cash position, as I've mentioned, and to reduce on and off-balance sheet debt by $133 million. These are some of the additional benefits provided by our divestiture strategy.

--   It's difficult to accurately capture the impact of our divestiture strategy
     - because of all the pieces that are in motion at any point in time. But I want to give you just one key hard-dollar comparison that should drive home the importance of what we're doing.

-- As I mentioned, if we had not implemented our divestiture strategy last year - if our portfolio at the end of 2004 were unchanged from the facilities we operated at the start of 2003 - our projected patient care liability costs for 2004 would total about $128 million. That includes projected claims costs, insurance policy premiums and related expenses.

-- However, because of the divestitures we accomplished in 2003 - and the additional actions we intend to take in 2004 - we expect to cut that projected $128 million cost to about $60 million. That's on an annualized pro forma basis - as though all of the 2004 divestitures happened on January 1 of 2004.


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

                            Actuarial Study Reflects
                            Continuing Progress
                            ------------------------

                    --   Costs, frequency, severity trends
                         moderating/stabilizing

                    --   2004 accruals reduced from $90 million to $78 million

                    -- Divested SNFs significantly worse than continuing operations

                         --   severity 75% higher

                         --   frequency 22% higher

                         --   cost per bed 100% higher

                    -- Continuing SNFs cost per bed 20-25% lower than industry average

-- The progress we've made containing patient care liability costs is already evident in our most recent actuarial study. Costs continue to increase, to be sure. But we are starting to see the growth curve moderate and stabilize. That's true for overall patient liability costs, for frequency of claims and for the average cost per claim - or "severity."

-- Because of the actions we've already taken, our accruals for patient care liabilities will be reduced from $90 million in 2003 to about $78 million this year. Again, that $78 million projection is somewhat "artificial" because our accrual levels are based on the conservative assumption that no additional facilities will be divested this year.

-- I believe this reduction reflects our more favorable claims experience - as well as our more aggressive legal defense strategy, our continuing improvement in quality of care and our divestiture results.

-- Here are some other key findings from our year-end actuarial study. They compare the facilities we divested during 2003 with our on-going portfolio at the end of last year:

     -- In terms of severity - or the average projected cost per incident - the divested facilities are 75 percent higher than continuing operations.

     -- In terms of frequency, the rate for divested facilities is 22 percent higher.

     -- In terms of projected cost per bed, the cost in divested facilities is more than double the level in our current portfolio.

     -- And our current cost per bed is 20-25 percent lower than the industry average.


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

                                  2004 Outlook
                                  ------------

                    --   Continuing improvements in operating, financial metrics

                    --   EBITDA from continuing operations

                         --   adjusted to $143 million in 2003

                         --   $160 to $170 million expected for 2004

--   I think we're making measurable progress containing patient liability costs
     - and, as I discussed earlier, we're going into 2004 with a very solid business base in our skilled nursing facilities and our service operations. We are confident of our ability to significantly improve our operating and financial metrics this year.

-- I'd like to close my remarks this morning by noting that there is currently a wide disparity in Street EBITDA estimates for 2004. This reflects a number of factors, including confusion about the way that results for discontinued operations appear on the Income Statement. I'll try to provide some greater clarity regarding 2004.

-- First, let's establish a base for the improved performance we're expecting. Our EBITDA from continuing operations in 2003 totaled $147 million. I've already mentioned that the 40-50 facilities we're considering for divestiture this year would account for about $4 million in EBITDA during 2004 - if they remained in our portfolio for the entire year.

-- To provide a more accurate comparison, let's take their EBITDA out of last year's results - which leaves an adjusted EBITDA base for continuing operations in 2003 of $143 million.

-- We expect EBITDA from continuing operations in 2004 to be between $160 million and $170 million.

-- The assumptions on which we are basing our EBITDA target for 2004 were discussed during our Tuesday morning conference call with investors. The text of those remarks is being filed today as a Form 8-K, along with this presentation and another I made earlier this week.

-- At the same time, I want to point out we cannot provide earnings guidance on a quarterly basis for 2004. That simply is not practicable - given the 40-50 facilities being considered for divestiture this year. At this juncture, it is not reasonable for us to identify a particular transaction taking place in a particular quarter.

-- Furthermore, to potentially clear up another area of confusion, these facilities are not classified as "assets held for sale." This means that their results are included in Continuing Operations until they are divested. Once divested, their earnings are pulled down into Discontinued Operations and all prior quarters are restated.


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

-- We were very successful during 2003 executing our divestiture strategy. The interest level among potential buyers for the facilities under consideration in 2004 remains strong - and we are confident we can complete these divestitures this year.

-- At that point, our skilled nursing facility portfolio - as well as our service businesses - will be well-positioned for continuing improvements in financial and operating metrics.

                               The "New Beverly"
                               -----------------

                    --   Solid progress from weak base

                    --   Track record of credibility

                    --   Seasoned business leaders

                    --   Solid financial resources

                    --   Committed to consistent, profitable growth.

-- I believe we've made tremendous progress in the past three years building a "new Beverly" - especially considering the weak operating and financial base we started from. We've built a solid track record of doing what we say we're going to do. We have the seasoned leaders and the financial resources to drive meaningful, consistent and profitable growth - and achieve significant increases in shareholder value - this year and for many years to come.

--   Thank you.


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